EXHIBIT 32

Section 906 Certification

Leslie H. Wexner, the Chairman and Chief Executive Officer, and V. Ann Hailey, the Executive Vice President and Chief Financial Officer, of Limited Brands, Inc. (the “Company”), each certifies that, to the best of his or her knowledge:

(i)	the Quarterly Report of the Company on Form 10-Q dated December 6, 2005 for the period ending October 29, 2005 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE H. WEXNER
Leslie H. Wexner
Chairman and Chief Executive Officer

/s/ V. ANN HAILEY
V. Ann Hailey
Executive Vice President and
Chief Financial Officer

Date: December 6, 2005